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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of The Dun & Bradstreet Corporation on Forms S-8 (File Nos. 333-57267, 333-57915, 333-60737, 333-64653 and 333-68555) of our report, dated February 3, 1999, on our audits of the consolidated financial statements of The Dun & Bradstreet Corporation at December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 16, 1999